UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 Amendment No. 1







                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 13, 2007








                               MILLENIA HOPE INC.

               (Exact name registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)


                                                    98-0213828
      (Commission file no.)             (IRS Employer Identification No.)

                          1250 Rene Levesque Suite 2200
                            Montreal, Quebec H3B 4W8
              (Address of principal executive offices and zip code)






         Company's telephone number, including area code: (514) 846-5757

Changes in Certifying Accountant



Item 4.01  Change in Registrant's Certifying Accountant

(a)   Previous Independent Accountants

        (i) Effective April 13, 2007 - Millenia Hope Inc. (the "Registrant"). dismissed the firm of Stark, Winter Schenkein & Co., LLP ("Stark") as its independent certified accountants.

        (ii) Stark's report on the Registrant's financial statements for the past fiscal year ended November 30, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles. The report was modified to include an explanatory paragraph wherein Stark expressed substantial doubt about the Registrant's ability to continue as a going concern.

        (iii) The change of independent accountants was approved, by the Registrant's Board of Directors, on April 13, 2007.


        (iv) During the Registrant's fiscal year ended November 30, 2006, and any subsequent period until date of dismissal, there were no disagreements on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.


        (v) During the Registrant's fiscal year ended November 30, 2006, Stark did not advice the Registrant of any matters identified in paragraph (a)(l)(v) of Item 304 of Regulation S-K.


        (vi) The Registrant delivered a copy of this Form 8-K to Stark and requested Stark to furnish a letter addressed to the SEC, stating whether it agrees with the statement made by the Registrant and, if not, stating the respect in which it does not agree. Said letter has been attached as an appendix.




(b)   New Independent Accountants

        On April 17, 2007, the Registrant engaged Chang G. Park, CPA as its principle accountant to audit the Registrant's financial statements. The registrant did not consult on any matters described in paragraph (a)(2)(i) or item 304 of Regulation S-K during the Registrant two most recent fiscal years.

Item 9.01. Exhibits


Exhibits 16.1 Letter dated May 4, 2007 from Stark Winter Schenkein & Co., LLP



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date May 4, 2007


Millenia Hope Inc.
By: /s/ Leonard Stella
Name Leonard Stella
Its: Chief Executive Officer

By: /s/ Hugo Valente
Name: Hugo Valente
Its: Chief Financial Officer